Exhibit 3.37
SECURITIES PURCHASE AGREEMENT
     This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated March ___, 2010, is between OLYMPUS PACIFIC MINERALS INC., a Canadian corporation (the “Company”), and each purchaser identified on Schedule A hereto (each, including their respective successors and assigns, an “Investor” and collectively, the “Investors”) and, with respect to certain sections hereof, Euro Pacific Capital, Inc. (the “Placement Agent”).
BACKGROUND
     This Agreement has been entered into pursuant to the terms of the Company’s Confidential Private Placement Memorandum, dated March ___, 2010 (together with any and all amendments and/or supplements thereto, the “Memorandum”).
     The Placement Agent is acting in such capacity in connection with the Company’s offering of Units as described in the Memorandum.
     The Investors desire to purchase from the Company, and the Company desires to sell and issue to the Investors, upon the terms and conditions stated in this Agreement a minimum of CAD $10,000,000 (the “Minimum Amount”) of Units (as defined below) and up to a maximum of CAD $12,750,000 (the “Maximum Amount”) of Units.
     Each unit (a “Unit” and collectively, the “Units”) shall consist of: (i) a nine (9%) percent subordinated unsecured convertible promissory note (each a “Note,” and, collectively, the “Notes”) of the Company in the aggregate principal amount of CAD $0.84, which Note shall be convertible into shares (each a “Conversion Share” and collectively, the “Conversion Shares”) of the Company’s common stock, with no par value (together with any securities into which such shares may be reclassified, the “Common Stock”) at CAD $0.42 per Conversion Share (subject to adjustment as set forth in the certificate representing the Note), which Notes shall be in the form annexed hereto as Exhibit A, (ii) two (2) separate common stock purchase warrants (each a “Warrant,” and, collectively, the “Warrants”), the first of which is fully vested and immediately exercisable for the purchase one (1) share of Common Stock at an exercise price of CAD $0.50 per Warrant Share (as defined below) (subject to adjustment as set forth in the certificate representing the Warrants), and the second of which is exercisable, subject to vesting as specified in the certificate representing the Warrant, for the purchase of two (2) shares of Common Stock at an exercise price of CAD $0.42 per Warrant Share (subject to adjustment as set forth in the certificate representing the Warrants. Each share issuable upon exercise of the Warrants is referred to as a “Warrant Share,” and collectively, as the “Warrant Shares”. The Warrants will be substantially in the form attached hereto as Exhibit B-1 and Exhibit B-2, respectively.
     The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the Commission under the Securities Act.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein.
1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.
     “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.
     “Business Day” means any day on which banks located in New York, New York, United States or Toronto, Ontario, Canada are not required or authorized by law to remain closed.
     “CAD” means Canadian Dollar.
     “Closing Escrow Agreement” means the Closing Escrow Agreement, dated March ___, 2010, by and among the Company, the Placement Agent and the Escrow Agent.
     “Commission” means Ontario Securities Commission.
     “Company’s knowledge” means the information and/or other items that the following executives of the Company have actual knowledge of after due inquiry: the Chairman and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President of Commercial Development, the Corporate Secretary, the Chief Geologist, the Vice Presidents of Finance, and the Vice President of Investor Relations.
     “Escrow Account” means the escrow account established by the Escrow Agent pursuant to the Closing Escrow Agreement where funds representing the Investors’ aggregate Purchase Price shall be held pending the First Closing.
     “Escrow Agent” means Gowling Lafleur Henderson LLP.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

     “Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.
     “Indebtedness” of any Person means all obligations of such Person: (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.
     “Investor” means any person who purchases Units in the Offering pursuant to this Agreement.
     “Legal Requirement” shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded). Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision.
     “Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” includes but is not limited to mechanics’, materialmen’s, warehousemen’s and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
     “Material Adverse Effect” means a material adverse effect on, and a “Material Adverse Change ” means a material adverse change in: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company taken as a whole; or (ii) the ability of the Company to perform its obligations under the Transaction Documents, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (a) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operates so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (b) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (c) changes in United States or Canadian generally accepted accounting principles, or the interpretation thereof; (d) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby; or (e) temporary in nature.
     “OTCBB” shall mean the Over-the-Counter Bulletin Board system.
     “Offering” shall mean the offering and sale of the Units pursuant to this Agreement and the Memorandum.
     “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchase Price” shall mean an amount equal to CAD $0.84 per Unit multiplied by the number of Units being purchased.
     “Regulatory Authorities” means collectively the Commission and the TSX;
     “SEC” means the United States Securities and Exchange Commission.
     “Securities” means the Units, the Notes, the Conversion Shares, the Warrants and the Warrant Shares.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the Commission;
     “Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company.
     “Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

     “Trading Market” means whichever of the TSX, New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
     “Transaction Documents” means this Agreement, the Memorandum, the certificates representing the Notes, the certificates representing the Warrants, and the Closing Escrow Agreement.
     “Transfer” means any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.
     “TSX” means the Toronto Stock Exchange.
2. SALE AND PURCHASE OF UNITS.
     2.1. Subscription for Units by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the number of Units specified by it on its respective signature page attached hereto in exchange for the Purchase Price. Units will be sold in minimum denominations of CAD $1,000.
     2.2. Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor listed on Schedule A-1, and each such Investor shall, severally and not jointly, purchase from the Company on the Closing Date, such number of Units set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Schedule A-1 (the “Closing”). The date of the Closing is hereinafter referred to as the “Closing Date”. The Closing shall occur within the time periods set forth in the Memorandum at the offices of Pillsbury Winthrop Shaw Pittman LLP at 2300 N Street, NW, Washington, DC 20037 or remotely via the exchange of documents and signatures.
The Investors acknowledge that the Offering may be completed at one or more partial closings in the discretion of the Company and the Investor Representative and that the Closing as contemplated in this Agreement may be effected at one or more of such partial Closings until the Maximum Amount is raised; provided, however, that Units equal to at least the Minimum Amount are required to be sold at the first such partial Closing. Upon completion of the Closing, the Company is irrevocably entitled to the Purchase Price for the Units, subject to the rights of the Investors under this Agreement and any applicable laws.
     2.3. Closing Deliveries. At the Closing, the Company shall deliver to the Investors purchasing Units at such Closing, against delivery by the Investor of the Purchase Price (as provided below), certificates representing the Notes and the Warrants. At the Closing, each Investor purchasing Units at the Closing shall deliver or cause to be delivered to the Company: (i) the Purchase Price set forth in its counterpart signature page annexed hereto by paying Canadian dollars via bank, certified or personal check which has cleared prior to the applicable Closing or in immediately available funds, by wire transfer to the Escrow Account pursuant to the Closing Escrow Agreement; (ii) any further documentation as required under the Securities Laws or the policies of any Regulatory Authority.

     2.4. The Notes. The Notes shall have the terms and conditions and be substantially in the form attached hereto as Exhibit A.
     2.5. The Warrants. The Warrants shall have the terms and conditions and be substantially in the forms attached hereto as Exhibit B-1 and Exhibit B-2.
     2.6. Use of Proceeds. The Company hereby covenants and agrees that the proceeds from the sale of Units shall be used as provided for in the Memorandum.
     2.7. Investor Representative. Each Investor, severally and not jointly, hereby appoints the Placement Agent (together with its permitted successors, and in this context, the “Investor Representative”), as its true and lawful agent and attorney-in-fact to without the need for any further consent or further action on the part of any Investor: (a) enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Transaction Documents, (b) to accept delivery of the certificates representing the Notes and the Warrants comprised in the Units purchased hereunder; (c) exercise all or any of the powers, authority and discretion conferred on such Investor under this Agreement or any of the Transaction Documents, (d) waive any terms and conditions of this Agreement or any of the Transaction Documents, including, but not limited to, waive any Event of Default (as defined in the certificate representing the Notes) and any negative or affirmative covenants of the Company contained in any Transaction Document, (e) give and receive notices on such Investor’s behalf and to be such Investor’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement or any Transaction Document, and the Investor Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Investor Representative shall not be liable for any action taken or not taken by it in connection with its obligations under this Agreement in the absence of its own gross negligence or willful misconduct. If the Investor Representative shall be unable or unwilling to serve in such capacity, its successor shall be named by those persons holding more than fifty percent (50%) in principal amount of the Notes who shall serve and exercise the powers of Investor Representative hereunder.
3. ACKNOWLEDGEMENTS OF THE INVESTORS.
     Each Investor, severally and not jointly, acknowledges that:
     3.1. Resale Restrictions. None of the Securities have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by the Investor except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws. The Investors further acknowledge that neither this Agreement nor any of the other Transaction Documents provide the Investor with any registration rights and the Company has no intention of registering any of the Securities.
     3.2. Agreements. Such Investor has received, carefully read and acknowledges the terms of the Transaction Documents and Memorandum, including the Risk Factors set forth in the Memorandum.

     3.3. Books and Records. The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at the Company’s principal place of business, that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by the Investor and its attorney and/or advisor(s) and that the Investor and/or its advisor has reviewed all such documents, records and books to its full satisfaction and all questions it and/or its advisor may have had been answered to their respective full satisfaction.
     3.4. Independent Advice. The Investor has been advised to consult the Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and neither the Company nor the Placement Agent is in any way, directly and/or indirectly, responsible) for compliance with:
          (a) any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Securities hereunder, and
          (b) applicable resale restrictions.
     3.5. No Governmental Review or Insurance. Neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by the Investor in connection with the sale of the Securities, and there is no government or other insurance covering any of the Securities.
     3.6. Personal Information. The Investor acknowledges and consents to the fact that the Company is collecting personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) of the Investor for the purpose of completing this Agreement. The Investor acknowledges and consents to the Company retaining such personal information for as long as permitted or required by law or business practices; the Investor agrees and acknowledges that the Company may use and disclose such personal information: (i) for internal use with respect to managing the relationships between and contractual obligations of the Company and the Investor; (ii) for use and disclosure for income tax related purposes, including, without limitation, where required by law, disclosure to Canadian Revenue Agency; (iii) disclosure to professional advisers of the Company; (iv) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings; (v) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (vi) disclosure to any Person where such disclosure is necessary for legitimate business reasons and is made with the Investor’s prior written consent; (vii) disclosure to a court determining the rights of the parties under this Agreement; and (viii) for use and disclosure as otherwise required or permitted by law; in addition, the Investor further acknowledges and consents to the fact that the Company may be required to provide any one or more of the Canadian securities regulators, stock exchanges, the

Investment Industry Regulatory Organization of Canada, other regulatory agencies or the Company’s registrar and transfer agent with any personal information provided by the Investor in this Agreement, and may make any other filings of such personal information as the Company’s counsel deems appropriate, and the Investor acknowledges receipt of notification of the disclosure of Personal Information by the Company to the TSX and the Investor hereby consents to and authorizes the foregoing use and disclosure of such Personal Information and agrees to provide, on request, all particulars required by the Company in order to comply with the foregoing. The Investor further acknowledges and expressly consents to:
          (a) the disclosure of Personal Information by the Company to the TSX and other applicable regulatory authorities, as required; and
          (b) the collection, use and disclosure of Personal Information by the TSX for such purposes as may be identified by the TSX, from time to time,
(for the purposes of this Section 3.7 “Personal Information” means any information identifiable about the Investor).
     3.7. No Restriction. Except as otherwise expressly provide in any Transaction Document, the issue of the Units will not restrict or prevent the Company from obtaining any other financing or from issuing additional securities or rights.
     3.8. Proceeds of Crime. The funds representing the aggregate Purchase Price in respect of the Units which will be advanced by the Investor to the Company hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”) and the Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the PCMLTF Act; to the best of the Investor’s knowledge, none of the subscription funds to be provided hereunder (i) have been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor; the Investor shall promptly notify the Company if the Investor discovers that any such representation ceases to be true, and shall provide the Company with appropriate information in connection therewith.
     3.9. Investment Experience. Such Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can, without impairing its financial condition, bear the economic risk and complete loss of its entire investment in the Securities and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby and the Investor can be assured to have the capacity to protect its own interest in connection with its investment.
     3.10. Company’s Right to Reject Subscriptions. The Investor acknowledges that the Company, in its sole discretion, reserves the unconditional right to accept or reject, in whole or in part, this subscription, with or without cause or to determine not to proceed with the Offering.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.
     Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that as at the date given above and the Closing Date:
     4.1. Capacity. The Investor: (i) if a natural person, represents that the Investor has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the Transaction Documents to which the Investor is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and, (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, such entity has full power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Agreement and the Transaction Documents to which it is a Party have been duly authorized by all necessary action; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Investor is executing this Agreement and the Transaction Documents, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and the Transaction Documents to which it is a Party and make an investment in the Company.
     4.2. No Violation of Corporate Governance Documents. If the Investor is a corporation or other entity, the entering into of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.
     4.3. Binding Agreement. The Investor has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     4.4. Purchase Entirely for Own Account. The Securities are being acquired by the Investor as principal for such Investor’s own account, not as nominee or agent, and not for the benefit of any Person, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or the Securities Laws, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or the Securities Laws, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws or the Securities Laws.
     4.5. Not a Broker-Dealer. Such Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event such Investor is a member of FINRA, or associated or Affiliated with a member of FINRA, such Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities.
     4.6. Not an Underwriter. Such Investor is not an underwriter of the Common Stock, nor is it an Affiliate of an underwriter of the Common Stock.
     4.7. Disclosure of Information. Such Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company and its business and the terms and conditions of the Offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor acknowledges that it has received, and fully and carefully reviewed and understands all of the Transaction Documents, including, but not limited to, the Memorandum describing, among other items, the Company, its business and risks, the Securities and the offering of the Securities. Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Reports, either in hard copy or electronically through the SEC’s EDGAR system. The Investor acknowledges that the Transaction Documents, including, but not limited to, the Memorandum do not contain all the information that would be included in a registration statement covering the offering and sale of the Securities under the Securities Act. The Investor further acknowledges that it is aware that (i) in January 2010 the Company completed an amalgamation with Zedex Minerals Limited (“Zedex”), a New Zealand corporation with interests in Southeast Asia, (ii) the Company has not filed with the SEC its Annual Report on Form 20-F for the year ended December 31, 2009 (“Form 20-F”), which will include detailed disclosures of Zedex’s assets, minerals properties, financial statements, and related information, and (iii) the existing SEC Reports do not contain the information regarding Zedex that will be included in the Form 20-F. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor’s decision to enter into this Agreement has been made based solely on the independent evaluation of the Investor and its representatives. Such Investor has received such accounting, tax and legal advice from Persons (other than the Company) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.
     4.8. Restricted Securities. Such Investor understands that the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:
          (a) they are sold pursuant to an effective registration statement under the Securities Act; or
          (b) they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or
          (c) they are sold or transferred to an “affiliate” (as defined in Rule 144, promulgated under the Securities Act (or a successor rule (“Rule 144”)) of such Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.9 and who is an accredited investor, or
          (d) they are validly sold pursuant to Rule 144.
     Such Investors further understands that any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.
     4.9. Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).
     4.10. No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.
     4.11. Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
     4.12. Prohibited Transactions. Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that such Investor was first contacted by the Investor Representative, or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Investor or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

     4.13. Residency. Such Investor is a resident of, or if not an individual, has its head office located in, the jurisdiction set forth in on such Investor’s signature page hereto which address is the Investor’s residence or principal place of business, and such address was not obtained or used solely for the purpose of acquiring the Units.
     4.14. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information. The Investor will indemnify and hold the Company, its affiliates, and representatives, harmless from and against any and all loss, liability, cost, damage, expense (including attorney’s fees and expenses) and claims arising out of, in connection with or resulting (i) from the sale or distribution of the Securities by the Investor in violation of any applicable law, rule or regulation, and (ii) any misrepresentation by the Investor or any breach of any warranties herein or any covenants or agreements set forth herein. Notwithstanding the provisions of this paragraph, no Investor shall be required to indemnify any person or entity pursuant to this paragraph in an amount in excess of the amount of the aggregate Purchase Price paid by such Investor pursuant to this Offering.
     4.15. Control Person. The Investor is not a “control person” of the Company as defined in the Securities Act (Ontario), will not become a “control person” by virtue of the purchase of any of the Units and does not intend to act in concert with any other Person to form a control group of the Company.
     4.16. No Representation. Other than in connection with the redemption of the Notes, no person has made to the Investor any written or oral representations: (i) that any Person will resell or repurchase any of the Securities; (ii) that any Person will refund the Purchase Price; (iii) as to the future price or value of any of the Securities; or (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange.
     4.17. International Investors. If the Investor is resident outside the United States, the Investor: (a) is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Investor is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units; (b) is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Investor is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; (c) the Investor confirms that the subscription by the Investor does not contravene any applicable securities laws of the Authorities in the International Jurisdiction and does not require the Company to make any filings or seek any approvals of any nature whatsoever from any

Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units; and (d) the Investor confirms that the purchase of the Units by the Investor does not trigger: an obligation by the Company or any other Person to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or continuous disclosure reporting obligations of the Company in the International Jurisdiction; and the Investor will, if requested by the Company comply with such other requirements as the Company may reasonably require.
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     Except as set forth in: (i) the SEC Reports, (ii) the Memorandum or (ii) the corresponding section of the Disclosure Schedules delivered to the Investor Representative concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Investor:
     5.1. Subsidiaries. A true and correct structure chart of the Company and its wholly-owned and consolidated Subsidiaries is included as Schedule 5.1 to the Disclosure Schedules. Except as disclosed on Schedule 5.1 to the Disclosure Schedules or in the Memorandum, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights.
     5.2. Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.
     5.3. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     5.4. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.
     5.5. Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.
     5.6. Issuance of the Securities. The Notes are (or will be) duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly created, free and clear of all Liens. The Warrants have been duly and validly authorized. Upon the due conversion of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable free and clear of all Liens. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens. The Company has reserved (or will reserve) from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Notes and the Warrants.
     5.7. Capitalization. Schedule 5.7 to the Disclosure Schedules sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, non-assessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. No Person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as described on Schedule 5.7 to the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Company’s stock option plan. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as described on Schedule 5.7 to the Disclosure Schedules, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 5.7 to the Disclosure Schedules, and no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.
     5.8. SEC Reports; Financial Statements. The Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement and the Memorandum, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis during the periods involved (“Canadian GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by Canadian GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
     5.9. Material Changes. Except as otherwise disclosed in the Memorandum, since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, the Company and its Subsidiaries have not:
          (a) suffered any Material Adverse Change;
          (b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of CAD $200,000;
          (c) granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for non-executive personnel made in the ordinary course of business that are usual and normal in amount;
          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;
          (e) issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries;
          (f) adopted or proposed the adoption of any change in the Company’s Certificate of Incorporation or Bylaws or similar constituent instruments;
          (g) made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;
          (h) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;
          (i) sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;
          (j) been involved in any dispute involving any employee which would reasonably be expected to result in a Material Adverse Change;

          (k) entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;
          (l) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);
          (m) amended or modified, or waived any default under, any Material Contract (as defined herein);
          (n) to the Knowledge of the Company, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with Canadian GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;
          (o) permitted or allowed any of their material property or assets to be subjected to any material Lien;
          (p) settled any claim, litigation or action, whether now pending or hereafter made or brought;
          (q) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of CAD $200,000, or in the aggregate, in excess of CAD $50,000;
          (r) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;
          (s) made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;
          (t) compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;
          (u) merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;
          (v) entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the other Transaction Documents; or
          (w) agreed to take any action described in this Section 5.9 or which would reasonably be expected to otherwise constitute a breach of any of the representations or warranties of the Company contained in this Agreement or any other Transaction Documents.
     5.10. Litigation. Except as described on Schedule 5.10 to the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavourable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or SEC involving the Company or any current or former director or officer of the Company. Neither the Commission nor the SEC has issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
     5.11. Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.
     5.12. Regulatory Permits. Except as disclosed in the SEC Reports and the Memorandum, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and the Memorandum, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
     5.13. Title to Assets. Except as disclosed in the SEC Reports and the Memorandum, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

     5.14. Contracts.
          (a) Except as set forth in the SEC Reports or the Memorandum and other than in the ordinary course of business as gold mining production and exploration company, including, without limitation, as required for construction of the Phuoc Son processing plant, neither the Company nor any of its Subsidiaries is party or subject to, or bound by:
               (i) any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than CAD $200,000, or which is otherwise material and not entered into in the ordinary course of business;
               (ii) any contract, lease or agreement involving payments in excess of CAD $200,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than 60 days notice except for: Blasting Service Contract for Bong Mieu 18 August 2009 to 31 December 2014 for US$64,303 pa. Balance to go US$241,136; Ore Hauling Contract for Phuoc Son 1 November 2008 to 31 September 2010 for US$966,891 with 7 months to pay is US$294,271; and Lease and operating costs commitments for Toronto office expires 31 December 2012. Net commitment remaining is C$305,507
               (iii) any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;
               (iv) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;
               (v) any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;
               (vi) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;
               (vii) any pension, profit sharing, retirement, stock option or stock ownership plans;
               (viii) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any material contract;
               (ix) any acquisition, merger, asset purchase or other similar agreement;

               (x) any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;
               (xi) any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement; or
               (xii) any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities.
          (b) Schedule 5.15(b) to the Disclosure Schedules along with the material contracts disclosed by the Company in its SEC Reports together constitute a listing or description of all agreements, contracts or instruments, including all amendments thereto, to which the Company or its Subsidiaries are bound which meet the criteria set forth in Section 5.15(a) (such agreements, contracts or instruments, collectively, the “Material Contracts”). The Company has made available to the Investor Representative copies of the Material Contracts. Neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract. Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.
          (c) Actions with Respect to Material Contracts.
               (i) Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults which would not have a Material Adverse Effect; and
               (ii) To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material Adverse Effect.
     5.15. Taxes.
          (a) The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect. All such filed tax returns are accurate in all material respects. The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected in the SEC Reports or the in the

Memorandum are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated. No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. To the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns. There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.
          (b) Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.
     5.16. Employees and Labor Relations.
          (a) Each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor.
          (b) To the Company’s knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or the Company’s stockholders to any liability. There is neither pending nor, to the Company’s knowledge, threatened any actions, suits, proceedings or claims, or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.
          (c) No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.
     5.17. Patents and Trademarks. To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable. The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their

Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.
     5.18. Environmental Matters. To the Company’s knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.
     5.19. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged as described in the Memorandum. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     5.20. Private Placement. Assuming the accuracy of the Investors representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.
     5.21. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.
     5.22. Brokers and Finders. Other than as described in the Memorandum, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
     5.23. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.
     5.24. Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading as at the date of such statements.
     5.25. Solvency. The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.
     5.26. Related Party Transactions. Except as set forth in the SEC Reports or the Memorandum: (a) none of the Company or any of its Affiliates, officers, directors, stockholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company, (b) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company’s knowledge, any Affiliate thereof, (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract or (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).
     5.27. Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
     5.28. PFIC. None of the Company or any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the

Code of 1986.
     5.29. OFAC. None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
     5.30. Money Laundering Laws. To the Company’s knowledge, the operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
6. CONDITIONS TO EACH CLOSING OF THE INVESTORS.
     The obligation of the Investors to purchase the Units at any Closing is subject to the fulfillment to, the satisfaction of the Placement Agent, acting reasonably, on or prior to such applicable Closing Date, of the following conditions, any of which may be waived by the Placement Agent:
     6.1. Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof qualified as to materiality shall be true and correct at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
     6.2. Performance of Agreements. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing Date.
     6.3. Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
     6.4. Judgments, etc. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
     6.5. Stop Orders. No stop order or suspension of trading shall have been imposed by the SEC, the TSX, or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.
     6.6. Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or any of its Subsidiaries taken as a whole.
     6.7. Company Officer Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, or such other senior officers as may be acceptable to the Placement Agent, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.
     6.8. Company Secretary Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, or such other officer as may be acceptable to the Placement Agent, dated as of the applicable Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company. The foregoing certificate shall only be required to be delivered on the first partial Closing Date, unless any information contained in the certificate has changed.
     6.9. Opinions of Counsel.
          (a) The Investors and the Placement Agent shall have received an opinion from Berns & Berns, the Company’s U.S. legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).
          (b) The Investors and the Placement Agent shall have received an opinion from Gowling Lafleur Henderson LLP, the Company’s Canadian legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).
     6.10. Note and Warrants. The Company shall have delivered the certificates representing the Notes and Warrants being sold at the applicable Closing.

     6.11. TSX Approval. If required by applicable regulation, TSX shall have approved the Conversion Shares and Warrant Shares for listing and provided any other requisite approvals in connection with the transactions contemplated hereby.
7. CONDITIONS TO EACH CLOSING OF THE COMPANY.
     The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the applicable Closing Date of the conditions listed below.
     7.1. Representations and Warranties. The representations and warranties made by the Investors in Section 4 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.
     7.2. Corporate Proceedings. All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.
     7.3. Agreements. Such Investor shall have completed and executed this Agreement, and the investor questionnaire in the form attached hereto as Exhibit C, and delivered the same to the Company.
     7.4. Purchase Price. The Investors shall have delivered or caused to be delivered the Purchase Price to the Escrow Account.
     7.5. TSX Approval. If required by applicable regulation, TSX shall have approved the Conversion Shares and Warrant Shares for listing and provided any other requisite approvals in connection with the transactions contemplated hereby.
     7.6. Minimum Amount. The Minimum Amount shall have been raised.
8. OTHER AGREEMENTS
     8.1. Furnishing of Information. As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     8.2. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.
     8.3. Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the initial Closing Date and each Subsequent Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing. By no later than the fourth Trading Day following the Closing Date (and on each subsequent Closing Date if required by applicable law) the Company will file a Report of Foreign Private Issuer on Form 6-K disclosing the material terms of this Agreement and the other Transaction Documents (and attach as exhibits thereto the Transaction Documents) and the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed.
     8.4. Limitation on Issuance of Future Priced Securities. So long as any Securities remain outstanding, the Company shall not issue any “Future Priced Securities” as such term is described by the rules and regulations of FINRA.
     8.5. Listing of Securities. The Company agrees that: (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Securities, and will take such other action as is necessary or desirable to cause the Securities to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.
     8.6. Controls and Procedures. Following the Closing, the Company agrees that it will utilize commercially reasonable efforts to establish and maintain, to the extent required by law, rule or regulation, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     8.7. Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its obligations to issue the Conversion Shares and the Warrant Shares upon conversion of the Note and exercise of the Warrants, respectively.
     8.8. Make Good.
          (a) The Company projects that it will produce at least 60,000 ounces of gold (the “Production Target”) in its fiscal years ending December 31, 2010 and 2011 combined. The Company acknowledges that the Placement Agent and the Investors are making their investment decision and valuation of the Company based in part based upon these projections.

          (b) The Company will notify the Placement Agent in writing, including a certification signed by the Company’s Chief Executive Officer and Chief Financial Officer, within ninety (90) days following the end of its fiscal year ending December 31, 2011 as to whether it has achieved the Production Target. If the Company fails to achieve the Production Target, then the annual interest rate of the Notes shall automatically increase by three (3) additional percentage points, with such increase being applied retroactively beginning on January 15, 2012.
          (c) If an Investor converts such Investor’s Note prior to the date that the Company delivers the notice to the Placement Agent described in 8.9(b), then such Investor will not be entitled to receive any benefit from the increased annual interest rate. If an investor transfers such Investor’s Note, then the right of such Investor to receive such increased interest rate hereunder shall transfer along with the Note to the transferee of the Note.
          (d) The increase in the annual interest rate of the Notes pursuant to this Section 8.9 shall not apply if the Company fails to achieve the Production Target due to (i) a taking by eminent domain, requisitions, laws or orders of the Governmental Bodies in which the Company’s mining operations are conducted, or (ii) the Company’s failure to obtain, timely or at all, the requisite business licenses necessary to conduct the Company’s mining operations from such Governmental Bodies (provided that the Company has used commercially reasonable efforts to timely obtain such business licenses).
     8.9. Right of First Refusal.
          (a) From the date hereof until the eighteen (18) month anniversary of the initial Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ convertible promissory notes (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 8.10.
          (b) The Company shall deliver to each Investor hereunder a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the notes being offered (the “Offered Notes”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Notes, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Notes to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Notes are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investors all of the Offered Notes, allocated among such Investors (a) based on such Investor’s pro rata portion of the total Investment Amount hereunder (the “Basic Amount”), and (b) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Notes attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.
          (c) To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such

Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.
          (d) The Company shall have twenty (20) Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Notes as to which a Notice of Acceptance has not been given by the Investors (the “Refused Notes”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on an appropriate form with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto. If no disclosure has been made by the Company by the end of the twenty (20) Business Day period referred to in this subsection (d), the Subsequent Placement shall be deemed to have been abandoned and the Investors shall no longer be deemed to be in possession of any non-public information with respect to the Company.
          (e) In the event the Company shall propose to sell less than all the Refused Notes (any such sale to be in the manner and on the terms specified in this Section), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Notes specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Notes that such Investor elected to purchase pursuant to Section 8.10(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Notes the Company actually proposes to issue, sell or exchange (including Offered Notes to be issued or sold to Investors pursuant to Section 8.10(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Notes. In the event that any Investor so elects to reduce the number or amount of Offered Notes specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Notes unless and until such Offered Notes have again been offered to the Investors in accordance with Section 8.10(b) above.
          (f) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Notes, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Notes specified in the Notices of Acceptance, as reduced pursuant to Section 8.10(e) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Notes is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Notes reasonably satisfactory in form and substance to the Investors and their respective counsel (such agreement, the “Subsequent Placement Agreement”).
          (g) Any Offered Notes not acquired by the Investors or other persons in accordance with Section 8.10(f) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.
          (h) In exchange for the Company’s willingness to agree to these procedures, each Investor hereby irrevocably agrees that it will hold in strict confidence any and all Offer Notices, the information contained therein, and the fact that the Company is contemplating a Subsequent Placement, until such time as the Company is obligated to make the disclosures required by Section 8.10(d), or unless it notifies the Company in writing that it no longer desires to receive Offer Notices.
          (i) Notwithstanding the foregoing, this Section 8.10 shall not apply in respect of an issuance of promissory notes pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
     8.10. Further Assurances. The Company will, and will cause all of its Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 7, and will not take any action which could frustrate or delay the satisfaction of such conditions. In addition, either prior to or following the Closing, the Company will, and will cause each of its Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
9. MISCELLANEOUS.
     9.1. Compensation of Placement Agent, Brokers, etc. Each Investor acknowledges that it is fully aware that the Placement Agent will receive from the Company, in consideration of its services as placement agent in respect of the offer and sale of the Units contemplated hereby:
          (a) a commission of eight (8) percent of the aggregate Purchase Price of the Units sold at each Closing, payable in cash; and
          (b) a warrant to purchase a number of shares of Common Stock derived by dividing an amount equal to 8% of the gross proceeds raised at each Closing by CAD $0.42.
     It is acknowledged that the Placement Agent may share such fees and compensation with other placement agents or brokers participating in the transactions contemplated hereby.

In addition, each Investor acknowledges that it is aware that the Placement Agent will receive from the Company payment of all of its accountable fees and expenses including, but not limited to, all legal fees and expenses incurred in connection with the Offering, up to USD $120,000 in the aggregate.
     9.2. Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:

Olympus Pacific Minerals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Chairman and Chief Executive Officer
Facsimile:

With a copy to:

Berns & Berns
Counsellors at Law
767 Third Avenue
New York, New York 10017
Attention: James Berns, Esq.
Facsimile: (212) 332-3315

(b)	The Investors:

As per the contact information provided on the signature page hereof.

(c)	The Placement Agent/Investor Representative:

Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Fax Number: (203) 662-9771

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037-1122
Attention: Louis A. Bevilacqua, Esq.
Fax Number: (202) 663-8007
     9.3. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor Representative or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought (and if such party is the Investors, then by the Investor Representative). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     9.4. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     9.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor Representative. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors”.
     9.6. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     9.7. Governing Law, Consent to Jurisdiction, etc. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     9.8. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing of the transactions contemplated by this Agreement.
     9.9. Indemnification.
          (a) The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.
          (b) Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 9.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
     9.10. Restricted Securities.
          (a) All certificates representing Securities shall bear the restrictive legend specified in Section 9.10(b) and 9.10(c) of this Agreement only to the extent required by applicable law and as specified in the Transaction Documents. The Company warrants that no instruction other than such instructions referred to in this Section 9.10 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Agreement. Nothing in this Section shall affect in any way any Investor’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser (i) provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration by the Purchaser of the Securities is not required under the Securities Act, or (ii) transfers Securities to an affiliate which is an accredited investor (in accordance with the provisions of this Agreement) or in compliance with Rule 144, then in either instance the Company shall permit the said transfer, and if applicable promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor.
          (b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section:
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.

          (c) The certificates representing the Notes and Warrants and, if issued within four months from the Closing Date, the Conversion Shares and Warrant Shares will bear the following legends substantially in the following forms:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●, 2010” [the date which is four months and one day after the Closing Date will be inserted]
“THE SECURITIES [ISSUABLE UPON EXERCISE/CONVERSION OF THE SECURITIES] REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”
provided that subsequent to the date which is four months and one day after the Closing Date the certificates representing the Securities may be exchanged for certificates bearing no such legends.
          (d) Other than the legends specified in Sections 9.10(b)-(c), certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 9.10(b)): (i) following a sale or transfer of such Securities pursuant to an effective registration statement, or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale without volume limitations pursuant to Rule 144. If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive or other legends, other than the legends set forth in Sections 9.10(b)-(c) by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock (and purchases such shares) to deliver in satisfaction of a sale by the Investor of such Shares (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. Notwithstanding the foregoing, the provisions related to the Buy-In shall only apply if the Investor has delivered the duly completed and executed requisite documentation, satisfactory to the Company and its transfer agent, to effect the removal of the legends specified in Sections 9.10(b)-(c).
     9.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     9.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     9.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     9.14. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or a Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     9.15. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.
     9.16. Irrevocable Offer. Each Investor agrees that this Agreement constitutes an irrevocable offer to purchase the Securities of the Company and that Investor cannot cancel, terminate or revoke this Agreement or any agreement of Investor made hereunder. This Agreement shall survive the death or legal disability of Investor and shall be binding upon Investor’s heirs, executors, administrators and successors.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY: OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

INVESTORS:

The Investors executing the Signature Page in the form
attached hereto as Annex A and delivering the
same to the Company or its agents shall be deemed to
have executed this Agreement and agreed to the terms
hereof.

Solely with respect to those Sections of this Agreement
that expressly obligate the Placement Agent:

EURO PACIFIC CAPITAL INC.

By:
Name:
Title:

Annex A
Securities Purchase Agreement
Investor Counterpart Signature Page
     The undersigned, desiring to: (i) enter into this Securities Purchase Agreement, dated as of March ___, 2010 (the “Agreement”), between the undersigned, Olympus Pacific Minerals Inc., a Canadian corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.
     IN WITNESS WHEREOF, the undersigned has executed the Agreement as of March ___, 2010.

Name and Residential or Head Office Address, Fax No. and Social Security No./EIN of Investor: Fax No.: Soc. Sec. No./EIN:

If a partnership, corporation, trust or other business entity:
By:
Name:
Title:

If an individual: Signature Purchase Price:

Schedule A
Schedule of Investors

		Vested	Vesting
Investor	Note	Warrant	Warrant	Purchase Price

All dollar amounts in CAD $

Exhibit A
Form of Note
[attached hereto]

CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY [*], 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.
THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.
U.S. LEGENDS:
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.
OLYMPUS PACIFIC MINERALS INC.
9% SUBORDINATED UNSECURED CONVERTIBLE REDEEMABLE
PROMISSORY NOTE

CAD $	, 2010
     FOR VALUE RECEIVED, OLYMPUS PACIFIC MINERALS INC., a Canadian corporation (the “Company”), promises to pay to [                                                              ] (the “Holder”), the principal sum of                                            DOLLARS (CAD $                    ) (the “Principal”) in lawful money of Canada, with interest payable thereon at the rate of nine percent (9%) per annum. The principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on the four (4) year anniversary of the date of First Closing (the “Maturity Date”).

     Capitalized terms used herein but not defined herein shall have the meaning ascribed to it in that certain Securities Purchase Agreement, dated of even date herewith (the “SPA”), pursuant to which the Holder is acquiring this Note.
     The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:
     1. Series. This Note is one of a series of Notes of the Company in the aggregate principal amount of up to a maximum of Twelve Million Seven Hundred Fifty Thousand Canadian Dollars (CAD$12,750,000.00) (collectively, the “Notes”) as described in the Memorandum.
     2. Principal Repayment. The outstanding principal amount of this Note shall be payable on the Maturity Date, unless this Note has been earlier converted as described below.
     3. Interest. Interest (the “Interest”) shall accrue on the unpaid principal amount of this Note from the date hereof in full at the rate of nine percent (9%) per annum, payable semi-annually in arrears on the fifteenth (15th) day of each January and July commencing July 15, 2010. For purposes of clarity, the initial interest payment shall consist of accrued interest from the date of issuance of the Note through July 15, 2010 and will cease accruing Interest on the earliest of (i) the Maturity Date; (ii) if such Note is converted in accordance with Section 5, the Conversion Date; and (iii) if such Note is redeemed in accordance with Section 9, the date specified in the notice of redemption. Thereafter, interest payments of accrued interest shall be due and payable on the fifteenth (15th) day of each January and July until the Maturity Date, subject to earlier conversion or redemption of the Note. All computations of the interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.
     4. Ranking. The Company’s obligations under this Note are general unsecured obligations, ranking equally with all of the Company’s existing and future unsecured indebtedness and ranking subordinate to any secured indebtedness.
5.	Conversion.
          (a) Generally. Each holder of the Notes shall have the right, exercisable at any time prior to the earlier of the Maturity Date or the date of redemption, to convert all, or any portion, of the principal amount then outstanding into shares of the Company’s common stock with no par value (the “Common Stock) at a conversion price (the “Conversion Price”) equal to CAD $0.42 per share (the Common Stock underlying the Notes being referred to herein as the

2

“Shares”). Upon conversion the Company shall pay to the Holder all accrued but unpaid interest through, but excluding, the date of conversion (the “Conversion Date”).
          (b) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner: upon any conversion of the outstanding principal amount of this Note, plus all accrued but unpaid interest thereon: (i) the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate against delivery of the certificates representing the Shares to be delivered; (ii) in exchange for the surrendered Note, the Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent, to issue such required number of Shares as set forth in the Conversion Notice which Shares shall be delivered to the Holder within five (5) Business Days of the delivery of the documentation to the Company; and (iii) upon issuance of the Shares, the principal amount of this Note together with all accrued but unpaid interest shall become fully paid and satisfied. The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, the Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver the Shares electronically through the Depository Trust and Clearing Corporation.
          (c) Adjustments to Conversion Price.
               (i) Adjustments for Stock Splits and Consolidations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof and prior to the earlier of the Maturity Date or the date of redemption, effect a stock split or consolidation of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Conversion Price in effect immediately prior to such stock split or consolidation shall be proportionately adjusted. Any adjustments under this Section 5(c)(i) shall be effective at the close of business on the date the stock split or consolidation becomes effective or the date of payment of the stock dividend, as applicable.
               (ii) Merger Sale, Reclassification, etc. In case of any (A) combination or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof (each such transaction being a “Fundamental Transaction”) and prior to the earlier of the Maturity Date or the date of redemption, then and in each such case the Holder of this Note, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such Fundamental Transaction, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto.

3

               (iii) Adjustments for Issuance of Additional Shares of Common Stock.
                    (A) In the event the Company, shall, at any time prior to the eighteen (18) month anniversary of the Closing Date, issue or sell any additional shares of Common Stock (other than pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the issuance date of this Note) (“Additional Shares of Common Stock”), at a price per share less than $0.30, then the Conversion Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price then in effect by a fraction:
                         (1) the numerator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share of $0.30 per Share
                         (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.
                    B) The provisions of paragraph (A) of Section 5(iii) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided elsewhere in this Section 5). No adjustment of the number of Shares for which this Note shall be convertible shall be made under this clause (iii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents pursuant to the other provisions of this Section 5.
                    (C) Issuance of Common Stock Equivalents. The provisions of this Section 5(iii) shall apply if (a) the Company, at any time after the issuance date of this Note, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Convertible Notes, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”) shall be issued or sold. If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (iii)(A) of this Section 5. No adjustment shall be made to the Conversion Price upon the issuance of Common

4

Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.
                    (D) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price under this Section 5 in connection with securities of the Company issued: (i) in connection with a merger, acquisition or consolidation, (ii) in connection with bona fide joint venture, strategic license or similar business partnering arrangements (provided that the transaction or arrangement is not primarily for the purpose of raising capital from Person whose primary business is investing in securities), (iii) upon exercise of the Warrants issued together with the Notes; (iv) upon exercise any warrants issued to the placement agent and its designees for the transactions contemplated hereby; (v) upon the exercise, exchange or conversion of any securities outstanding on the date hereof that are exercisable or exchangeable for, or convertible into, Common Stock of the Company; and (vi) in connection with any share split, share dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to this Section 5.
          (d) Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.
          (e) Legending. All certificates issued in exchange for or in substitution of this Note and all certificates issued upon the conversion of this Note evidencing the Shares (and any certificates issued in exchange or in substitution thereof) shall bear the legends substantially in the following forms, unless such exchange, substitution or issuance occurs subsequent to July •, 2010:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY •, 2010.”
“THE SECURITIES ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN

5

REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.
provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.
     6. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:
          (a) Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or
          (b) Default in Covenants. The Company shall default in any material manner in the observance or performance of the affirmative or negative covenants or agreements on its part to be observed or performed set forth in the SPA, this Note or any other Transaction Document; or
          (c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Transaction Documents; or
          (d) Exchange Act or Exchange Requirements. Any termination of registration or suspension of the Company’s reporting obligations under the Exchange Act or suspension from trading on the TSX (it being agreed that the delisting of the Common Stock from any national exchange in the United States shall not be an Event of Default if the Common Stock is,

6

within ten (10) Business Days of the effective date of such delisting, quoted on the OTCBB or the OTC QX)), or the Company’s failure to file reports with the SEC on a timely basis as required by the Exchange Act; or
          (e) Judgments. Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or the Company’s subsidiaries in an amount equal to CAD $1,000,000 or more by a court having jurisdiction and the same remains unsatisfied or unbonded for more than twenty (20) days; or
          (f) Illegality of Notes. Any court of competent jurisdiction issues an order declaring the Notes or any provision thereunder to be illegal; or
          (g) Cross Default. There occurs with respect to any agreement, indenture or instrument under which the Company has Indebtedness (as defined herein) ranking senior to the Notes of CAD $1,000,000 or more in the aggregate: (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity; and in both cases such default continues after the applicable grace period, if any, specified in the agreement, indenture or instrument relating to such Indebtedness; or
          (h) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;
then, and so long as such Event of Default is continuing for a period of two (2) Business Days in the case of non-payment under Section 6(a), a period of five (5) Business Days in the case of a cross-default under 6(g), or for a period of thirty (30) calendar days in the case of events under Sections 6(b), 6(c), 6(d), 6(e) and 6(f) (and the event which would constitute such Event of Default, if curable, has not been cured), after written notice of such Event of Default is received by the Company from the Investor Representative, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 6(h) above occurs, the principal of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable. Following an Event of Default interest shall accrue on the

7

outstanding principal balance at a rate of fourteen percent (14%) per annum from the date of such Event of Default until the date the unpaid principal balance hereof is paid in full.
     7. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:
          (a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all jurisdictions in which the nature of its business requires qualification to do business;
          (b) Books of Account. Keep its books of account in accordance with good accounting practices;
          (c) Insurance. Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates;
          (d) Compliance with Law. Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject;
          (e) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefore;
          (f) Reservation of Shares. At all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock and issuable upon conversion of this Note to provide for the issuance of all of the Shares. Prior to complete conversion of this Note, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally; and
          (g) Use of Proceeds. Use the proceeds of the Notes for the purposes described in the Memorandum.
          (h) Notice of Known Events of Default. The Company shall furnish to the Investor Representative a notice of any occurrence of an Event of Default, and what action the Company is taking or proposes to take with respect thereto, promptly after such Event of Default becomes known to the Company.

8

          (i) Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.
     8. Negative Covenants of the Company. So long as this Note remains outstanding and unpaid or unconverted it will not, nor will it permit any of its Subsidiaries, without the consent of the Investor Representative (such consent not to be unreasonably withheld), to:
          (a) Indebtedness for Borrowed Money. Except as set forth on Schedule 8(a) hereto, incur, or permit to exist, any Indebtedness (as defined herein) for borrowed money in excess of (i) CAD $25,000,000 during the twelve (12) month period beginning on the Closing Date, or (ii) CAD $75,000,000 during the period beginning on the Closing Date and ending on the Maturity Date, except in the ordinary course of the Company’s business. For purposes of this Section 8(a), “Indebtedness” shall mean: (i) all obligations of the Company for borrowed money except with respect to inter-company loans between and among the Company and its Subsidiaries, (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company for the deferred and unpaid purchase price of goods or services, except with respect to Capital Expenditures or current accounts payable or accruals arising in the ordinary course of business; and (iv) all guarantees of the Company of obligations described in clauses (i) through (iii) above;
          (b) Loans; Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any Person in excess of CAD $2,000,000 except: (i) investments in United States, Canadian, Australian, or New Zealand Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least USD $200,000,000, or short-term banking deposits in Vietnam; (ii) accounts receivable arising out of sales in the ordinary course of business; (iii) inter-company loans between and among the Company and its Subsidiaries; and (iv) investments in an operating company which is in a business synergistic with the business of the Company, which shall provide to the Company additional benefits in addition to the potential return on investment.
          (c) Dividends and Distributions. Pay dividends or make any other distribution on shares of the capital stock of the Company other than inter-company dividends, and distributions between and among the Company and its Subsidiaries;
          (d) Liens. Except as set forth on Schedule 8(d) hereto, shall not create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) liens granted to secure Indebtedness incurred within the limitations of Section 8 (a) or 8(g) hereof; (iii) liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than as permitted in Section 8(d)(ii) and which do not materially impair the use thereof in the operation of its business; (iv) liens for taxes or other governmental charges which are not delinquent or which are being

9

contested in good faith; and (v) purchase money liens granted to secure the unpaid purchase price of any assets purchased within the limitations of Section 8(g) hereof;
          (e) Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business or guarantees of the Company made within the limitations of Section 8(a) hereof;
          (f) Sales of Receivables; Sale — Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof;
          (g) Capital Expenditures; Capitalized Leases. Expend in the aggregate for the Company and all its Subsidiaries in excess of CAD $100,000,000 in any fiscal year for Capital Expenditures (as defined below), including payments made on account of Capitalized Leases (as defined below). For purposes of the foregoing, Capital Expenditures shall include payments made on account of any deferred purchase price or on account of any Indebtedness (except indebtedness incurred within the limitations of Section 8(a)) incurred to finance any such purchase price. “Capital Expenditures” shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles. “Capitalized Lease” shall mean any lease under which the obligations to pay rent or other amounts constitute Capitalized Lease Obligations. “Capitalized Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles;
          (h) Nature of Business. Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note;
          (i) Stock of Subsidiaries. Sell or otherwise dispose of any Subsidiary related to the Company’s interests in the Bong Mieu Project, Phuoc Son Gold Project, or Bau Gold Projects in Vietnam;
          (j) Accounting Changes. Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time or by law; and

10

          (k) Merger or Sale.
               (i) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless (A) either the Company or such Subsidiary is the surviving corporation, or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) assumes in writing all the obligations of the Company under the Notes and the other Transaction Documents and (2) causes to be delivered to each Holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Investor Representative, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (C) immediately after such transaction, no default or Event of Default exists.
     The foregoing paragraph in this Section 8(k)(i) shall not apply to (x) a merger of the Company with an Affiliate with no material assets, liabilities or operations solely for the purpose of reincorporating the Company in another jurisdiction; or (y) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries; provided, however, that such consolidation or merger shall comply with subclauses (A) and (B) in the foregoing paragraph.
               (ii) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries permitted by Section 8(k)(i) hereof, the successor corporation formed by such consolidation or into or with which the Company or such Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to the “Company,” or to a “Subsidiary” shall refer instead to the successor corporation and not to the Company or such Subsidiary, as the case may be), may exercise every right and power of the Company or such Subsidiary under this Note with the same effect as if such successor Person had been named as the Company or a Subsidiary herein and shall be bound by every obligation and liability of the Company or such Subsidiary under this Note and the other Transaction Documents, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes.
          (l) Transactions with Affiliates. Except for transactions contemplated by the Transaction Documents or as otherwise approved by the Board (including a majority of the independent directors then on the Board) or as disclosed in the SEC Reports or the Memorandum, the Company shall not, and shall cause its Subsidiaries not to enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such person, or any corporation, partnership, trust or

11

other entity in which any such person is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof.
     9. Redemption. Redemption or other prepayment of the Notes may only be effected in accordance with this Section 9
          (a) Company’s Right to Redeem. The Company will have the right to redeem the Notes pursuant to Section 9(a)(i) or 9(a)(ii), in whole or in part, as follows:
               (i) At any time after the eighteen (18) month anniversary of the Closing Date up to but excluding the Maturity Date or the Conversion Date, as applicable, the Company shall have the option to redeem this Note, in whole or in part, by payment in cash to the Holder of one hundred and nine percent (109%) of the principal amount of this Note outstanding, together with accrued but unpaid interest, if any; provided, however, that the Company shall not be permitted to redeem this Note, in whole or in part, unless all of the following conditions are satisfied (i) the Shares are freely-transferrable by the Holder without restriction under applicable laws, including applicable securities laws, (ii) the volume weighted average price of the Shares on the TSX for a period of twenty (20) consecutive trading days prior to the date of the redemption notice referred to in Section 9(b) below represents at least CAD $0.84 (as equitably adjusted for any stock split, consolidation, reclassification or similar event), and (iii) the average daily trading volume on the TSX, the Australian Stock Exchange, and the OTCBB, in the aggregate, during the twenty (20) trading days prior to the date of the redemption notice referred to in Section 9(b) exceeds 750,000 shares; or
               (ii) At any time after the six (6) month anniversary of the Closing Date, the Company shall have the option to redeem this Note, in whole or in part, by payment in cash up to but excluding the Maturity Date or the Conversion Date, as applicable to the Holder of the Applicable Price (as defined below) together with accrued but unpaid interest if any; provided that the Shares are freely-transferrable by the Holder without restriction under applicable laws, including applicable securities laws, and provided, further that if required by applicable law or applicable stock exchange rule, the Company shall have first obtained the approval of its shareholders to the exercise of the Vesting Warrants and the issuance of the Common Shares underlying the Vesting Warrants. The term “Applicable Price” means the outstanding principal amount of the Note as of the date of redemption, plus accrued, but unpaid interest, plus an additional amount in cash determined as follows: (A) if the Notes are redeemed during the period beginning on the 181st day following the Closing Date and ending on the 360th day following the Closing Date, such additional amount shall be equal to an additional 21 months worth of interest; (B) if the Notes are redeemed during the period beginning on the 361st day following the Closing Date and ending on the 540th day following the Closing Date, such additional amount shall be equal to an additional 21 months worth of interest (unless the volume weighted average price of the Common Shares on the TSX for a period of twenty (20) consecutive trading days prior to the date a redemption notice is given represents at least CDN $0.42, in which case such additional amount shall only be equal to an additional 18 months worth of interest); (C) if the Notes are redeemed during the period beginning on the 541st day following the Closing Date and ending on the 720th day following the Closing Date, such additional amount shall be equal to an additional 15 months worth of interest; and (D) if the

12

Notes are redeemed after the 720th day following the Closing Date, such additional amount shall be equal to the lesser of an additional 12 months worth of interest or the amount of interest the Holder would have otherwise received during the balance of the term of the Note to the Maturity Date if the Note was not redeemed. In addition, upon the delivery to the Holders of notice of redemption hereunder, the Vesting Warrants received by the Holder at the Closing as a component of the Units shall immediately and automatically vest.
               (iii) If the Company elects to redeem this Note in accordance with the terms of this Section 9(a), it shall furnish to the Holder, at least thirty (30) days but not more than sixty (60) days before a redemption date, written notice of the Company’s intention to redeem the Note. The notice shall state: (i) the redemption date; (ii) the redemption price; (iii) that this Note called for redemption must be surrendered to the Company to collect the redemption price; and (iv) that, unless the Company defaults in making such redemption payment, interest on this Note called for redemption ceases to accrue on the redemption date. The Holder shall be permitted to convert this Note into Shares in accordance with Section 5 at any time following the date such notice is given until the redemption date. If the Company makes an election to redeem Notes pursuant to Section 9(a), it must redeem a pro rata portion of Notes from all Holders of Notes and may not choose to redeem Notes only from a select group of Holders.
               (iv) Upon notice to the Holder that this Note has been called for redemption, this Note will become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
               (v) Upon surrender of this Note that is redeemed in part, the Company will deliver to the Holder, at the Holder’s expense, a new promissory note in the same form of this Note equal in principal to the unredeemed portion of the redeemed Note.
          (b) Holder’s Right to Redeem.
               (i) The Holder may, at its option, require the Company to redeem this Note or any portion of the outstanding principal and interest due on this Note at any time or in part from time to time, upon four (4) weeks’ prior written notice to the Company, at a redemption price, payable in cash, equal to one hundred and nine percent (109%) of the principal amount of this Note then outstanding, together with accrued but unpaid interest, upon any of the following events:
                    (A) a Fundamental Transaction of the Company;
                    (B) a Change of Control; or
                    (C) the liquidation, dissolution or wind-up of the affairs of the Company or any Significant Subsidiary (as defined in Rule 405 of the Securities Act).
For purposes of this Section 9, “Change of Control” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) of effective control (whether through legal or beneficial ownership of capital stock of the Company,

13

by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the First Closing Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the First Closing Date), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.
               (ii) The redemption notice shall set forth (i) the redemption date; (ii) the redemption price; (iii) the reason under Section 9(b)(i) above why redemption is available, and (iv) that this Note is being surrendered to the Company to collect the redemption price; and (iv) that, unless the Company defaults in making such redemption payment, interest on this Note called for redemption ceases to accrue on the redemption date.
               (iii) Upon notice to the Company that this Note is being redeemed by the Holder, this Note will become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
               (iv) Upon surrender of this Note that is redeemed in part, the Company will deliver to the Holder, at the Holder’s expense, a new promissory note in the same form of this Note equal in principal to the unredeemed portion of the redeemed Note.
     10. Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.
     11. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

14

     12. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.
     13. Payment. All payments with respect to this Note shall be made in lawful money of Canada, at the address of the registered Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.
     14. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company. Interest and principal are payable only to the registered Holder of this Note on the books and records of the Company.
     15. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor Representative.
     16. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of Section 9.2 of the SPA.
     17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, USA, excluding that body of law relating to conflicts of laws.
     18. Consent to Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any

15

claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER (INCLUDING THEIR RESPECTIVE AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     19. Severability. In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Note.
     20. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.
     21. Rank and Subordination. The Notes rank pari passu with one another, in accordance with their terms without discrimination, preference or priority and, except to the extent prescribed by law, with all other present and future unsubordinated and unsecured Indebtedness of the Company.
[Signature Page Follows]

16

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

17

Exhibit A
OLYMPUS PACIFIC MINERALS INC.
NOTE CONVERSION NOTICE
     Reference is made to the 9% Subordinated Unsecured Convertible Redeemable Promissory Note in the original principal amount of CAD $                      of Olympus Pacific Minerals Inc., a Canadian corporation (the “Company”), issued to the undersigned (the “Note”).
     In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert $                     of the outstanding principal amount due and owing under the Note, together with all accrued but unpaid interest thereon to but excluding the date of conversion, into shares of Common Stock, no par value per share, of the Company (the “Common Stock”), by tendering the original of the Note for cancellation.
Please confirm the following information:
Principal Amount Outstanding
under the Note:
Principal Amount Being Converted:
Accrued but unpaid interest
under the Note:
Conversion Price:
Number of Shares to be issued:
In connection with the conversion of the Note, the undersigned represents as follows: (Please check the ONE box applicable):

☐	1.	The undersigned hereby certifies that (i) it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”)), (ii) at the time of conversion it is not within the United States (as defined in Regulation S under the 1933 Act) and did not execute or deliver the conversion notice in the United States, and (iii) it is not converting the Note into Shares on behalf of any U.S. person or person within the United States.

☐	2.	The undersigned has delivered a written opinion of U.S. counsel reasonably satisfactory to the Company to the effect that the Shares to be delivered upon conversion hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

☐	3.	The undersigned (i) was the original purchaser in the Company’s private placement of the Units under which the Notes were issued, (ii) is converting the Notes solely for its own account; and (iii) is an accredited investor as defined in Rule 501(a) of Regulation D under the 1933 Act on the date hereof and on the date the Units were acquired from the Company.
“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act.
Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue to:

Address:

Facsimile Number:

Authorization:

By:
Title:

Dated:

2

ASSIGNMENT FORM
          TO: OLYMPUS PACIFIC MINERALS INC.
          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          (name),                                                                                   (address), CDN$                     of 9% Subordinated Unsecured Convertible Redeemable Promissory Notes (“Notes”) of Olympus Pacific Minerals Inc. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within certificate and irrevocably appoints                                                                                   the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.
          DATED this                      day of,                                          , 20 ___.

(Witness)	(Signature of Registered Note Holder)

(Print name of Registered Note Holder)
Signature of transferor guaranteed by:

*

* Authorized Signature Number
Instructions:
1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Notes is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

Note:	The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

3

Schedule 8(a)
Existing Indebtedness
     Please see the Company’s Disclosure Schedules to the SPA for a listing of Indebtedness of the Company.

Schedule 8(d)
Permitted Liens
Guaranty Contracts

Assessed
		Mortgager	Value
		or	(mortgaged
Contract No.	Mortgagee	Guarantor	assets)	Guaranty Term

Exhibit B — 1
Form of Vested Warrant
[attached hereto]

CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY __, 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD”
“THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.
U.S. LEGENDS:
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.
OLYMPUS PACIFIC MINERALS INC.
COMMON STOCK PURCHASE WARRANT

Initial Holder: [ ]	Original Issue Date: , 2010
No. of Shares Subject to Warrant: [ ]
Exercise Price Per Share: CAD $0.50
Expiration Time: 5:00 p.m., Toronto time, on , 2014
     Olympus Pacific Minerals Inc., a Canadian corporation (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock with no par value, (the “Common Stock”), shown above (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown

1

above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time commencing on the original issue date indicated above (the “Original Issue Date”) and continuing through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:
     This Warrant is being issued pursuant to a Securities Purchase Agreement dated                                         , 2010 (the “SPA”), by and between the Company, the Initial Holder and the other parties thereto.
     1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the SPA.
     2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     3. List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein or such address as my be notified in writing by the Company. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.
     4. Exercise and Duration of Warrant.
          (a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time. Subject to Section 11 hereof, at the Expiration Time, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.
          (b) The Holder may exercise this Warrant, in whole or in part, by delivering to the Company: (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment by certified cheque, bank draft, money order or

2

wire transfer of immediately available Canadian funds to an account designated by the Company of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date” and, to the extent permitted by law, such exercise shall be deemed to have been effective as at the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby. The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
          (c) The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price pursuant to subsection 4(b) above, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B
          For purposes of the foregoing formula:
A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
          For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date.
          (d) The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.
     5. Delivery of Warrant Shares.
          (a) Upon a Cashless Exercise of this Warrant, in which the holding period

3

of the Warrants Shares has satisfied the requirements of Rule 144(d), the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of United States restrictive legends. “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal trading market. The Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon the written request of the Holder, use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation. In the event the Warrants are exercised in accordance with Section 4(b) and are not a Cashless Exercise, the share certificate to be issued shall bear the restrictive legend set forth on the front page of this Common Stock Purchase Warrant. In addition, if as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.
          (b) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
          (c) If the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then, the Holder will have the right to rescind such exercise.
     6. Charges and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer agent fee or expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any expenses that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

4

     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.
     9. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
          (a) Adjustments for Stock Splits and Consolidation and Stock Dividends. If the Company shall at any time or from time to time after the date hereof and prior to the Expiration Time, effect a stock split or consolidation of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Exercise Price in effect immediately prior to such stock split or consolidation shall be proportionately adjusted. Any adjustments under this Section 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable. Upon each adjustment of the Exercise Price as provided in this Section 9(a), the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest tenth of a Warrant Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.
          (b) Merger Sale, Reclassification, etc. In case of any: (i) combination, merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the

5

Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof and prior to the Expiration Time, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such combination, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.
          (c) No Adjustment. No adjustment in the Exercise Price or in the number of Warrant Shares shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect or unless the number of Shares to be issued would change by at least 1/100th of a Share, provided, however, that any adjustments, which, except for the provisions of this Section (c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.
     10. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.
     11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be delivered in accordance with the procedures set forth in Section 9.2 of the SPA.
     12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     13. Legending. All certificates issued in exchange for or in substitution of this Warrant and all certificates issued upon the exercise of this Warrant evidencing the Warrant Shares (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:
“CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE

6

SECURITY BEFORE JULY ●, 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD”
“THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.
U.S. LEGENDS:
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.
     14. Miscellaneous.
          (a) This Warrant shall be binding on and inure to the benefit of the parties

7

hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.
          (b) Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
          (e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.
          (f) No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8

          (g) All Warrants shall rank pari passu, whatever may be the actual date of issue of same.
[Signature Page Follows]

9

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

10

OLYMPUS PACIFIC MINERALS INC.
EXERCISE NOTICE
TO: OLYMPUS PACIFIC MINERALS INC.
Ladies and Gentlemen:
(1) The undersigned hereby irrevocably elects to exercise the above-referenced Warrant with respect to [                    ] shares of Common Stock. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.
(2) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise under Section 4(b)
☐	Cashless Exercise under Section 4(c)
(3) If the Holder has elected a Cash Exercise, the holder shall pay the sum of CAD$______ to the Company in accordance with the terms of the Warrant.
(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of Warrant Shares determined in accordance with the terms of the Warrant.
In connection with the exercise of the Warrant, the undersigned represents as follows: (Please check the ONE box applicable):
☐	1.	The undersigned hereby certifies that (i) it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”)), (ii) at the time of exercise it is not within the United States (as defined in Regulation S under the 1933 Act) and did not execute or deliver the subscription form in the United States, and (iii) it is not exercising any of the Warrants represented by this Warrant certificate on behalf of any U.S. person or person within the United States.

☐	2.	The undersigned has delivered a written opinion of U.S. counsel reasonably satisfactory to the Company to the effect that the Warrant Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

☐	3.	The undersigned (i) was the original purchaser in the Company’s private placement of the Units under which the Warrants were issued, (ii) is exercising the Warrants solely for its own account; and (iii) is an accredited investor as defined in Rule 501(a) of Regulation D under the 1933 Act on the date hereof and on the date the Units were acquired from the Company.

11

“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act.
Please issue a certificate for the Warrant Shares being purchased as follows in the name of the undersigned:

NAME:
(please print)

ADDRESS:

DATED this                       day of                                                                                     ,                      .

(Signature)

12

ASSIGNMENT FORM
TO: OLYMPUS PACIFIC MINERALS INC.
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          (name),                                                                                   (address),                      Warrants of Olympus Pacific Minerals Inc. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within certificate and irrevocably appoints                                                              the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.
DATED this                      day of,                                         , 20        .

(Witness)	(Signature of Registered Warrant Holder)

(Print name of Registered Warrant Holder)

Signature of transferor guaranteed by:

*

*Authorized Signature Number
Instructions:
1.	Signature of Holder must be the signature of the person appearing on the face of the Warrant certificate.

2.	If the transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

Note:	The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

13

Exhibit B - 2
Form of Vesting Warrant
[attached hereto]

CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY __, 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD” “THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.
U.S. LEGENDS:
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
OLYMPUS PACIFIC MINERALS INC.
VESTING COMMON STOCK PURCHASE WARRANT

Initial Holder: [ ]	Original Issue Date: ___________, 2010
No. of Shares Subject to Warrant: [ ]
Exercise Price Per Share: CAD $0.42
Expiration Time: 5:00 p.m., Toronto time, on , 2014
Subject to Vesting in accordance with Section 4 hereof.
     Olympus Pacific Minerals Inc., a Canadian corporation (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock with no par value, (the “Common Stock”), shown above (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time commencing on the original issue date indicated above (the “Original Issue Date”) and continuing through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:
     This Warrant is being issued pursuant to a Securities Purchase Agreement dated March ___, 2010 (the “SPA”), by and between the Company, the Initial Holder and the other parties thereto.
     1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the SPA.
     2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     3. List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein or such address as my be notified in writing by the Company. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.
4.	Exercise and Duration of Warrant.
          (a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 of this Warrant at any time and from time to time on or after the Vesting Date (as defined below) and through and including the Expiration Time. Subject to Section 11 hereof, at the Expiration Time, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding. For purposes of this Warrant, the Vesting Date shall be the date that the Company consummates a redemption of the Notes in accordance with Section [*] of the Notes. Notwithstanding the foregoing or any other provision of this Warrant, this Warrant may not be exercised by the Holder unless the Company shall have first obtained shareholder approval of the exercise of this Warrant and the issuance of the Warrant Shares if such approval is required by applicable law or applicable stock exchange rule.
          (b) The Holder may exercise this Warrant, in whole or in part, following the Vesting Date, by delivering to the Company: (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment by certified cheque, bank draft, money order or wire transfer of immediately available Canadian funds to an account designated by the Company of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date following the Vesting Date that such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date” and, to the extent permitted by law, such exercise shall be deemed to have been effective as at the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby. The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
          (c) The Holder may, in its sole discretion, at any time after the Vesting Date, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price pursuant to subsection 4(b) above, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B
          For purposes of the foregoing formula:
A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
          For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date.

          (d) The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.
     5. Delivery of Warrant Shares.
          (a) Upon a Cashless Exercise of this Warrant, in which the holding period of the Warrants Shares has satisfied the requirements of Rule 144(d), the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of United States restrictive legends. “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal trading market. The Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon the written request of the Holder, use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation. In the event the Warrants are exercised in accordance with Section 4(b) and are not a Cashless Exercise, the share certificate to be issued shall bear the restrictive legend set forth on the front page of this Vesting Common Stock Purchase Warrant. In addition, if as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.
          (b) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
          (c) If the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then, the Holder will have the right to rescind such exercise.

     6. Charges and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer agent fee or expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any expenses that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.
     9. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
          (a) Adjustments for Stock Splits and Consolidation and Stock Dividends. If the Company shall at any time or from time to time after the date hereof and prior to the Expiration Time, effect a stock split or consolidation of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Exercise Price in effect immediately prior to such stock split or consolidation shall be proportionately adjusted. Any adjustments under this Section 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable. Upon each adjustment of the Exercise Price as provided in this Section 9(a), the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest tenth of a Warrant Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.
          (b) Merger Sale, Reclassification, etc. In case of any: (i) combination, merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof and prior to the Expiration Time, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such combination, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.
          (c) No Adjustment. No adjustment in the Exercise Price or in the number of Warrant Shares shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect or unless the number of Shares to be issued would change by at least 1/100th of a Share, provided, however, that any adjustments, which, except for the provisions of this Section (c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.
     10. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.
     11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be delivered in accordance with the procedures set forth in Section 9.2 of the SPA.
     12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     13. Legending. All certificates issued in exchange for or in substitution of this Warrant and all certificates issued upon the exercise of this Warrant evidencing the Warrant

Shares (and any certificates issued in exchange or in substitution thereof) shall bear the legends substantially in the following form unless such exchange, substitution or issuance occurs subsequent to July ●, 2010:
“CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY ●, 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD”
“THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.
U.S. LEGENDS:
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.
     14. Miscellaneous.
          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.
          (b) Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

          (e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.
          (f) No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
          (g) All Warrants shall rank pari passu, whatever may be the actual date of issue of same.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

OLYMPUS PACIFIC MINERALS INC.
EXERCISE NOTICE
TO: OLYMPUS PACIFIC MINERALS INC.
Ladies and Gentlemen:
(1) The undersigned hereby irrevocably elects to exercise the above-referenced Warrant with respect to [          ] shares of Common Stock. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.
(2) The Holder intends that payment of the Exercise Price shall be made as (check one):
☐	Cash Exercise under Section 4(b)

☐	Cashless Exercise under Section 4(c)
(3) If the Holder has elected a Cash Exercise, the holder shall pay the sum of CAD$                     to the Company in accordance with the terms of the Warrant.
(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of Warrant Shares determined in accordance with the terms of the Warrant.
In connection with the exercise of the Warrant, the undersigned represents as follows: (Please check the ONE box applicable):
☐	1.	The undersigned hereby certifies that (i) it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”)), (ii) at the time of exercise it is not within the United States (as defined in Regulation S under the 1933 Act) and did not execute or deliver the subscription form in the United States, and (iii) it is not exercising any of the Warrants represented by this Warrant certificate on behalf of any U.S. person or person within the United States.

☐	2.	The undersigned has delivered a written opinion of U.S. counsel reasonably satisfactory to the Company to the effect that the Warrant Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

☐	3.	The undersigned (i) was the original purchaser in the Company’s private placement of the Units under which the Warrants were issued, (ii) is exercising the Warrants solely for its own account; and (iii) is an accredited investor as defined in Rule 501 (a) of Regulation D under the 1933 Act on the date hereof and on the date the Units were acquired from the Company.

“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act.
Please issue a certificate for the Warrant Shares being purchased as follows in the name of the undersigned:

NAME:
(please print)

ADDRESS:

DATED this                      day of                                         ,                      .

(Signature)

ASSIGNMENT FORM
TO: OLYMPUS PACIFIC MINERALS INC.
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      (name),                                          (address),                      Warrants of Olympus Pacific Minerals Inc. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within certificate and irrevocably appoints                                          the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.
DATED this                      day of,                                         , 20___.

(Witness)	(Signature of Registered Warrant Holder)

(Print name of Registered Warrant Holder)

Signature of transferor guaranteed by:

*

*Authorized Signature Number
Instructions:
1.	Signature of Holder must be the signature of the person appearing on the face of the Warrant certificate.
2.	If the transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.
Note:	The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

DISCLOSURE SCHEDULES
SCHEDULE 5.1
Organization Chart

DISCLOSURE SCHEDULES
SCHEDULE 5.7
Capitalization
The Company is authorized to issue an unlimited number of common shares with one vote per share and no par value per share.
Common Shares on issue at March 5, 2010 — 322,685,184
No warrants on issue at March 5, 2010 and none pending
Options Outstanding at March 5, 2010 — 26,310,960 — Summary of options outstanding below
Options Outstanding

Number Outstanding
Range of Exercise Prices $CAD	As at Mar 5, 2010
$0.12	1,773,312
$0.30 - 0.36	3,530,000
$0.40 - 0.45	8,469,480
$0.50 - 0.59	3,500,667
$0.60 - 0.65	3,850,000
$0.70 - 0.75	4,250,000
$0.80 - 0.85	833,334
$0.90 - 0.95	104,167
26,310,960
Further Disclosure Notes:
1.	Deferred Share Units — In second quarter 2008, the Company set up a deferred share unit plan for the non-executive members of the Board of Directors. Under this plan, fees are paid as deferred share units [“DSUs”] whose value is based on the market value of the common shares. Under terms of the plan, the DSU plan will be an unfunded and unsecured plan. The deferred share units are paid out in cash upon retirement/resignation. The value of DSU cash payment changes with the fluctuations in the market value of the common shares. Compensation expense for this plan is recorded in the year the payment is earned and changes in the amount of the deferred share unit payments as a result of share price movements are recorded in management fees and salaries in the Consolidated Statements of Operation in the period of the change. Total DSUs outstanding as at December 31, 2009 were 712,070 units. 482,760 DSUs were granted during the year ended December 31, 2009. Liabilities related to this plan are recorded in accrued liabilities in the Consolidated Balance Sheet and totalled $203,260 as at December 31, 2009. Compensation expense related to this plan for the year ended December 30, 2009 was $237,598.

2.	Share issue in progress — RFC Corporate Finance Ltd and Olympus Pacific Minerals Inc. agreed services for OYM Zedex Amalgamation advise could be settled by the issue of 951.703 OYM shares. The invoice 0110/014 dated 14 January 2010 for A$319,334.97 is in progress to be settled in this manner.

CLOSING ESCROW AGREEMENT
     This CLOSING ESCROW AGREEMENT, dated as of March l5, 2010 (this “Agreement”), is entered into by and among Olympus Pacific Minerals Inc., a Canadian corporation (the “Company”), Euro Pacific Capital, Inc. (the “Placement Agent”) and Gowling Lafleur Henderson LLP, with an office located at Bentall 5, 550 Burrard Street, Suite 2300, Vancouver, BC, Canada, V6C2B5 (the “Escrow Agent”). The Placement Agent and the Company are sometimes each referred to herein as an “Escrowing Party” and collectively, the “Escrowing Parties.”
BACKGROUND
     The Company proposes to make a private offering of units (each a “Unit” and collectively, the “Units”) pursuant to the Securities Act of 1933, as amended (the “Offering”) consisting of (i) a nine (9%) percent subordinated unsecured convertible promissory note (each a “Note,” and, collectively, the “Notes”) of the Company in the aggregate principal amount of CAD $0.84, which Note shall be convertible into shares (each a “Conversion Share” and collectively, the “Conversion Shares”) of the Company’s common stock, with no par value (together with any securities into which such shares may be reclassified, the “Common Stock”) at CAD $0.42 per Conversion Share (subject to adjustment as set forth in the certificate representing the Note), and (ii) two (2) separate common stock purchase warrants (each a “Warrant,” and, collectively, the “Warrants”), the first of which is fully vested and immediately exercisable for the purchase one (1) share of Common Stock at an exercise price of CAD $0.50 per Warrant Share (as defined below) (subject to adjustment as set forth in the certificate representing the Warrants), and the second of which is exercisable, subject to vesting as specified in the certificate representing the Warrants, for the purchase of two (2) shares of Common Stock at an exercise price of CAD $0.42 per Warrant Share (subject to adjustment as set forth in the certificate representing the Warrants), pursuant to a Securities Purchase Agreement to be entered into by and among the Company and the investors party thereto (the “Investors,” and such agreement, the “Securities Purchase Agreement”). The Investors desire to purchase from the Company, and the Company desires to sell and issue to the Investors, upon the terms and conditions stated in this Agreement a minimum of CAD $10,000,000 of Units (as defined below) (the “Minimum Amount”), which amount may be increased, at the Company’s option and with the consent of the Placement Agent, to CAD $12,750,000 (the “Maximum Amount”).
     The Placement Agent is acting as the Company’s placement agent in connection with the Offering. The Company and the Placement Agent desire to deposit all gross proceeds received from subscriptions for the shares of Units being sold (the “Securities”) in the Offering (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until joint written instructions are received by the Escrow Agent from the Company and the Placement Agent, from time to time, at which time the Escrow Agent will disburse the Escrowed Funds in accordance with such joint written instructions (a “Closing”). Escrow Agent is willing to hold the Escrowed Funds in escrow in subject to the terms and conditions of this Agreement.

AGREEMENT
     In consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:
1. Appointment of Escrow Agent. The Company and the Placement Agent hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.
2. Delivery of the Escrowed Funds.
     2.1 The Placement Agent and/or the Company will direct the Investors in the Offering to deliver the Escrowed Funds to the Escrow Agent on or prior to two business days (in the City of Vancouver, BC) prior to the closing of the Offering, addressed to the following account of the Escrow Agent:

Bank:	Canadian Imperial Bank of Commerce
Bank Address:	400 Burrard Street
Vancouver, BC
V6C3A6

Account Name:	Gowling Lafleur Henderson LLP in Trust
Branch:	010
Transit:	00010
Account	41-09716
ABA:	026009593
Swift Code:	CIBC-CATT
Gowlings Contact:	Anne Nkomo (604-443-7637)
     2.2 (a) All Investors’ checks shall be made payable to “Gowling Lafleur Henderson LLP In Trust, as agent for Olympus Pacific Minerals Inc.” and shall be delivered to the Escrow Agent at the address set forth on Exhibit A hereto and shall be accompanied by a written account of subscription in the form attached hereto as Exhibit B and executed by each Investor (the “Subscription Information”). The Escrow Agent shall, upon receipt of Subscription Information, together with the related purchase price being paid by such Investor therefore (the “Investment Amount”), deposit the related Investment Amount of such Subscription Information in the trust account of the Escrow Agent (the “Escrow Account”) for collection; or (b) all funds to be wired shall be wired to the account set forth in Section 2.1 above and written Subscription Information shall be faxed or emailed to the Escrow Agent in accordance with the information provided on Exhibit A. ALL FUNDS DELIVERED TO THE ESCROW AGENT SHALL BE IN CANADIAN DOLLARS.
     2.3 Any checks which are received by Escrow Agent that are made payable to a party other than the Escrow Agent, In Trust, shall be returned directly to the Placement Agent together with any documents delivered therewith. Simultaneously with each deposit of a check with the

2

Escrow Agent, the Placement Agent shall provide the Escrow Agent with the Subscription Information to include the name, address and taxpayer identification number of each Investor and of the aggregate principal amount of Securities subscribed for by such Investor. The Escrow Agent is not obligated, and may refuse, to accept checks that are not accompanied by a Subscription Information containing the requisite information.
     2.4 In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Subscription Information, the Escrow Agent shall notify the Placement Agent. If the Escrow Agent does not receive the Subscription Information by such Investor prior to close of business on the third business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the Province of British Columbia) after notifying Placement Agent of receipt of said wire, the Escrow Agent shall return the funds to such Investor.
3. Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Agreement, as follows:
     3.1 Upon receipt of joint written instructions from the Company and the Placement Agent, in substantially the form of Exhibit C hereto (the “Instructions”), the Escrow Agent shall release the Escrowed Funds as directed in such instructions.
     3.2 In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, the Company authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrow Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to Interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.
     3.3 In the event that the Escrow Agent does not receive Instructions by a date that is [      ], 2010 (the “Escrow Termination Date”), all Escrowed Funds shall be returned to the Placement Agent for delivery to the Investors from which they were received without interest thereon or deduction therefrom.
     3.4 Notwithstanding anything herein contained, the Escrow Agent will at all times be authorized to act in accordance with the Instructions received by the Company and the Placement Agent or as directed by a court order.
     3.4 Except as expressly provided in this Agreement, and subject to any contrary instructions from the Escrowing Parties, the Escrow Agent is directed to invest the Escrow Funds, including any interest or other proceeds earned, in an interest bearing deposit account with a Canadian chartered bank listed in Schedule 1 to the Bank Act (Canada).

3

     3.5 The Escrow Agent is authorized, at any time during the term of this Agreement, to liquidate any portion of the Escrowed Funds consisting of investments in accordance with its customary procedures, to provide funds for any payments required to be made under this Agreement.
     3.6 The Escrowing Parties acknowledges and understand that all or any portion of the Escrowed Funds invested in interest bearing instruments (including the instruments described in Section 3.4) may not, by their terms, be available to the Escrow Agent before maturity or, if available before maturity, may be available only on terms which require payment of break fees, make whole premiums, or similar charges to the issuers of such instruments.
4. Exculpation and Indemnification of Escrow Agent.
     4.1 The Escrow Agent shall have no duties or responsibilities and no implied duties or obligations will be read into this Agreement other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person other than itself to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, including, but not limited to, the Investors by reason of any failure, on the part of any other party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for Instructions given to the Escrow Agent relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the parties hereto, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof. Without limiting the generality of Section 4.1, the Escrow Agent will have no duty to:
(a)	give the Escrowed Funds any greater degree of care than required under the applicable by-laws and rules of professional conduct established by the Law Society of British Columbia;

(b)	invest all or any part of the Escrowed Funds except as directed in this Agreement; or

(c)	enforce any obligation of any person, except as expressly provided in this Agreement.
     4.2 The Escrow Agent shall not be liable to the Company or the Placement Agent or to anyone else including, but not limited to, the Investors, for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. The Escrow Agent will be entitled to assume that all documents on which it must rely in order to carry out its obligations

4

under this Agreement are valid and properly authorized. The Escrow Agent need not question the authenticity of any such document or any signature thereon, nor inquire whether the person who signed, issued or authenticated such document had authority to do so. The Escrow Agent may rely upon any document that it believes in good faith to be genuine, sufficient and properly presented in accordance with the provisions of this Agreement.
     4.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Placement Agent, or to anyone else including, but not limited to, the Investors, in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.
     4.4 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, the Placement Agent, or to anyone else including, but not limited to, the Investors, for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.
     4.5 To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds to the Company or to the Placement Agent on behalf of the Investors, as the case may be, or in accordance with the release of the Escrowed Funds contemplated in accordance with Section 3.3, as the case may be, to the extent due to the Company in accordance with the instructions delivered as set forth in Exhibit C such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless by the Company against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.
     4.6 The Escrow Agent will be indemnified and held harmless by the Company and the Placement Agent from and against all expenses, including all reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence or willful misconduct by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against an Escrowing Party, notify each of them thereof in writing,

5

but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which an Escrowing Party may have to the Escrow Agent hereunder, unless the Escrowing Party shall be materially prejudiced by such delay.
     4.7 For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.
5. Termination of Agreement and Resignation of Escrow Agent.
     5.1 Termination. This Agreement shall terminate with respect to the rights and obligations of the Escrow Agent and the Escrowing Parties regarding the Escrowed Funds upon disbursement of all of the Escrowed Funds in accordance with the terms hereof or resignation of the Escrow Agent as provided herein.
     5.2 Resignation.
          (a) General. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Placement Agent at least twenty (20) business days written notice thereof (the “Notice Period”).
          (b) Regarding the Escrowed Funds. Prior to the Closing and with respect to the Escrowed Funds, upon providing the written notice called for in Section 5.2(a) above, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of the Notice Period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing the Investors’ checks and wire transfers in accordance with this Agreement, until the Company and the Placement Agent have jointly designated a banking corporation, trust company, attorney or other person as successor escrow agent. As soon as practicable after its resignation, the Escrow Agent shall, if it receives written notice from the Company and the Placement Agent within the Notice Period, turn over to a successor escrow agent appointed jointly by the Company and the Placement Agent all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 6) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the Placement Agent for delivery to the Investors from which they were received without interest or deduction other than the deductions provided in Section 4.5.
6. Form of Payments by Escrow Agent. All amounts referred to herein are expressed in Canadian Dollars and all payments by the Escrow Agent shall be made in such dollars.
7. Compensation. The Company will reimburse the Escrow Agent for all reasonable expenses, disbursements or advances incurred or made by the Escrow Agent in performance of

6

its duties under this Agreement and any such payment or reimbursement to which the Escrow Agent is entitled will be borne by the Company.
8. Notices. All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses first set forth on Exhibit A hereto.
9. Further Assurances. From time to time on and after the date hereof, the Company and the Placement Agent shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
11. Miscellaneous-
     11.1 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.
     11.2 This Agreement and the rights and obligations hereunder of the parties to this Agreement may not be assigned. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent and the Escrowing Parties. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.
     11.3 This Agreement is governed by, and is to be construed, interpreted and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province. All disputes arising under this Agreement shall be referred to the Courts of the Province of British Columbia.
     11.4 This Agreement constitutes the entire agreement between the Escrowing Parties and the Escrow Agent pertaining to the administration and disposition of the Escrow Funds by the Escrow Agent, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or

7

written, of the Escrowing Parties and the Escrow Agent. There are no representations, warranties, or conditions (including any that may be implied by statute) and there are no other agreements between the Escrowing Parties and the Escrow Agent in connection with the administration and disposition of the Escrow Funds except as specifically set out in this Agreement. None of the Escrowing Parties nor the Escrow Agent has been induced to enter into this Agreement in reliance on, and there will be no liability assessed, either in tort or in contract, with respect to, any warranty, representation, opinion, advice or assertion of fact, except to the extent it has been reduced to writing and included as a term of this Agreement.
     11.5 Each provision of this Agreement is distinct and severable. If any provision of this Agreement, in whole or’ in part, is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:
     (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or
     (b) the legality, validity or enforceability of that provision in any other jurisdiction.
     11.6 Section 4 and any other provisions that would reasonably be expected to remain in force will survive the termination of the escrow created under this Agreement. The termination of the escrow created under this Agreement will not affect the rights of any party or the Escrow Agent to make a claim for damages arising from a breach of any provision of this Agreement which occurred prior to that termination.
12. Execution of Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties. In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.
[Signature Page Follows]

8

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written,

ESCROW AGENT: GOWLING LAFLEUR HENDERSON LLP
By:	/s/ Cyndi Laval
	Name:	Cyndi Laval
Title: Partner

COMPANY: OLYMPUS PACIFIC MINERALS INC.
By:	/s/ Illegible
Name:
Title:

PLACEMENT AGENT: EURO PACIFIC CAPITAL, INC.
By:	/s/ Thomas Tan
	Name:	Thomas Tan
	Title:	Managing Director

9

EXHIBIT A
PARTIES TO AGREEMENT
Olympus Pacific Minerals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton, Chairman and Chief Executive Officer
Fax Number: 416.572.4202
Email: dseton@olympuspacific.com
With a copy to:
Gowlings Lafleur Henderson LLP
Attention: Cyndi Laval
Telephone: 604-891-2712
Fax: 604-448-5629
Email: cyndilaval@gowlings.com
Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Telephone: 203-662-9700
Fax:(203)662-9771
Email: ttan@europac.net
With a copy to:
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037-1122
Attention: Louis A. Bevilacqua, Esq.
Telephone: (202) 663-8158
Fax: (202)663-8007
Email: louis.bevilacqua@pillsburylaw.com

EXHIBIT B
SUBSCRIPTION INFORMATION

Name of Investor

Residential or Home Office Address of Investor

CAD $ Amount of Securities Subscribed

Subscription Amount Submitted Herewith

Taxpayer ID Number/ Social Security Number

Signature of Investor

11

EXHIBIT C
JOINT INSTRUCTIONS
     Pursuant to that certain Escrow Agreement, dated March      ,2010 (the “Escrow Agreement”) by and among Olympus Pacific Minerals Inc., Euro Pacific Capital, Inc. (the “Placement Agent”), and Cowlings Lafleur Henderson LLP (the “Escrow Agent”), the Company and Placement Agent hereby unconditionally and irrevocably instruct the Escrow Agent to release the Escrowed Funds in the amount and manner described below.

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:

Name:
Address:
City/State:
Zip:

Subscriptions Accepted From

Investor	Amount

Total:
Statement of event or condition which calls for this request for disbursement:

12